UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2004

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho		83816

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
SIGNATURE

ITEM 8.01. OTHER EVENTS.

Coeur d’Alene Mines Corporation (the “Company”) learned on November 19, 2004 that its wholly owned subsidiary, Compania Minera Polimet S.A. (“Polimet”), the owner of the Martha mine, is being investigated by Argentine governmental agencies. Based on discussions between the Company’s counsel and governmental authorities, the Company currently believes that the investigation relates to operations carried out by the predecessor owner of Polimet. In particular, the Company understands that the investigation may focus on shipments of ore from the Martha mine made by the predecessor owner of Polimet in 2001 and early 2002, and whether such shipments complied with applicable export control laws. The Company purchased the stock of Polimet in April 2002.

At this point, neither the Company, Polimet nor any officer or director has been served with any complaint or subpoena, given any official written notice or formally charged with any offense. Consequently, the Company cannot state with certainty or specificity any allegations that may ultimately be brought against the Company, Polimet or their individual directors or officers, or what remedies may ultimately be sought or obtained against the Company. If the Company suffers any losses or damages related to operation of the Martha mine prior to the Company’s ownership, the Company will pursue indemnification against the predecessor owner of Polimet.

The Company believes it has fully complied with Argentine law since it acquired the Martha mine. If the Company or Polimet is formally charged or notified of a pending action, the Company will cooperate fully with the Argentine government authorities to resolve the matter.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: November 23, 2004	By:	/s/ James A. Sabala
		Name:	James A. Sabala
		Title:	Executive Vice President and Chief Financial Officer

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